UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported)  December 28, 2011

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-9032	13-5648107
(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 421-5400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Sonesta International Hotels Corporation (“Sonesta”) held on December 28, 2011, the stockholders of Sonesta voted to adjourn the special meeting until 9:00 a.m., local time on, on Friday, December 30, 2011 at the corporate offices of Sonesta at 116 Huntington Avenue, Floor 9, Boston, Massachusetts, 02116.  The proposal to adjourn received the following votes from Sonesta stockholders.

FOR	AGAINST	ABSTAIN
2,487,333	241,243	801,073

At the special meeting of stockholders of Sonesta as adjourned until December 30, 2011, the stockholders of Sonesta adopted the Agreement and Plan of Merger, dated as of November 2, 2011, by and among Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.), PAC Merger Corp. and Sonesta (the “Merger Agreement”).  The Merger Agreement received the following votes from Sonesta stockholders.

FOR	AGAINST	ABSTAIN
2,506,400	726,049	297,200

Sonesta stockholders also adopted the non-binding, advisory vote on the compensation that may be received by Sonesta named executive officers in connection with the merger.  The non-binding, advisory vote on certain merger-related compensation received the following votes from Sonesta stockholders.

FOR	AGAINST	ABSTAIN
2,500,850	730,705	298,094

Item 8.01.	Other Events.

On January 4, 2012 Sonesta issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 4, 2012 issued by Sonesta International Hotels Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONESTA INTERNATIONAL HOTELS CORPORATION

Date: January 4, 2012	By:	/s/ Boy van Riel
Name: Boy van Riel
Title: Vice President and Treasurer
(Authorized to sign on behalf of the
Registrant as Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 4, 2012 issued by Sonesta International Hotels Corporation.